SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 31, 2003

FOOTSTAR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11681	22-3439443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crosfield Avenue, West Nyack, New York	10994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(845) 727-6500

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events and Regulation FD disclosure

        As of October 31, 2003, Footstar, Inc. (the “Company”) entered into Amendment No. 5 to its Credit Agreement, dated as of October 18, 2002, by and among Footstar, Inc. and Footstar Corporation, the financial institutions named therein as Lenders, Fleet National Bank, as Swingline Lender and as Administrative Agent, Fleet Retail Finance Inc., as Collateral Agent, Congress Financial Corporation and Wells Fargo Retail Finance, LLC, as Syndication Agents and JPMorgan Chase Bank, as Documentation Agent.

        The amendment, among other things, extends the time for the Company to deliver its Annual Report on Form 10-K for the fiscal year ended December 28, 2002 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended September 28, 2002, March 29, 2003, June 28, 2003 and September 27, 2003, respectively, in each case until January 30, 2004.

        Amendment No. 5 to the Credit Agreement is included as Exhibit 99.1 hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit No.	Exhibit

99.1	Amendment No. 5, dated as of October 31, 2003, to Credit Agreement, dated as of October 18, 2002, by and among Footstar, Inc. and Footstar Corporation, the financial institutions named therein as Lenders, Fleet National Bank, as Swingline Lender and as Administrative Agent, Fleet Retail Finance Inc., as Collateral Agent, Congress Financial Corporation and Wells Fargo Retail Finance, LLC, as Syndication Agents and JPMorgan Chase Bank, as Documentation Agent.

99.2	Press Release of Footstar, Inc. dated October 31, 2003.

Item 9.  Regulation FD Disclosure; and
Item 12.  Results of Operations and Financial Condition

        On October 31, 2003, the Company issued a press release that announced a delay in the completion of its previously announced restatement and provided more detail with respect to its previously announced investigation into accounting discrepancies identified by the Company’s management in Novmeber 2002. That press release is included as Exhibit 99.2 hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2003	FOOTSTAR, INC. By: MAUREEN RICHARDS —————————————— Name: Maureen Richards Title: Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Amendment No. 5, dated as of October 31, 2003, to Credit Agreement, dated as of October 18, 2002, by and among Footstar, Inc. and Footstar Corporation, the financial institutions named therein as Lenders, Fleet National Bank, as Swingline Lender and as Administrative Agent, Fleet Retail Finance Inc., as Collateral Agent, Congress Financial Corporation and Wells Fargo Retail Finance, LLC, as Syndication Agents and JPMorgan Chase Bank, as Documentation Agent.

99.2	Press Release of Footstar, Inc. dated October 31, 2003.